Exhibit 99.1

Senmiao Technology Reports Fiscal 2024 Second Quarter Financial Results

CHENGDU, China, November 14, 2023 -- Senmiao Technology Limited (“Senmiao”) (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China as well as an operator of its own online ride-hailing platform, today announced financial results for its fiscal 2024 second quarter ended September 30, 2023.

Fiscal 2024 Second Quarter Financial and Operating Highlights

•	Total revenues of $1.8 million, compared to $2.2 million in the prior-year period, primarily due to decreased revenues from online ride-hailing platform services as a result of fewer completed orders due to increased competition and compliance checks conducted by a partner platform in Guangzhou.
•	Loss from operations narrowed to $1.3 million, from $1.6 million in the prior-year period due to increased gross profit and decreased operating expenses.
•	Net loss was $1.21 million, compared to $1.18 million in the prior-year period.
•	From October 23, 2020, the date Senmiao launched its online ride-hailing platform, to September 30, 2023, approximately 33.8 million rides were completed (including orders completed on the platform operated by Senmiao and on partner platforms), with fares paid by riders totaling $109.1 million. As of November 14, 2023, Senmiao has operations in 27 cities in China, including Chengdu, Changsha and Guangzhou.

Management Commentary

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, stated, “Our fiscal 2024 second quarter results were supported by stable revenue growth from our automobile leasing business, but our top line was impacted by decreased revenue contributions from online ride-hailing platform services due to fewer rides completed during the period as we faced increased competition and experienced compliance checks from one of our major partner platforms in our key city of Guangzhou. However, we increased gross profit by 21.1% thanks to our ongoing shift in business focus from automobile sales to leasing services. At the same time, we continued our cost-cutting efforts and decreased SG&A expenses by more than 27% year over year, which enabled us to narrow loss from operations during the period. We are actively evaluating potential opportunities to grow Senmiao’s business and look forward to sharing our progress.”

Financial Review

Revenues

Total revenues were $1.8 million for the fiscal second quarter ended September 30, 2023, compared to $2.2 million in the prior-year period. During the quarter ended September 30, 2023, the automobile rental business generated operating lease revenues of $1.0 million, an 8.9% increase from $0.9 million in the prior-year period, primarily due to increased average monthly rental income of the automobiles for operating lease. The online ride-hailing platform services business generated revenues of $0.6 million, compared to $1.0 million in the prior-year period. The decrease was mainly due to fewer completed orders as a result of increased competition and experienced compliance checks conducted by our platform partner Gaode in Guangzhou, one of Senmiao’s major markets, during the period.

Cost of Revenues

Cost of revenues decreased 24.8% to approximately $1.4 million for the fiscal second quarter ended September 30, 2023, from $1.9 million in the prior-year period, primarily due to a $0.2 million decrease in costs of automobile sold, a $0.2 million decrease in direct expense and technical service fees for the online ride-hailing platform services business as a result of fewer completed orders, as well as a $0.1 million decrease in maintenance and insurance expense related to the automobile rental business as Senmiao used more NEVs during the period.

Gross Profit

Gross profit was $0.4 million for the quarter ended September 30, 2023, an increase of 21.1% from $0.3 million in the prior-year period. The increase was primarily due to increased gross profit from Senmiao’s automobile rental business, partially offset by decreased gross profit from online ride-hailing platform services.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased 27.8% to $1.1 million for the fiscal second quarter ended September 30, 2023, from $1.5 million in the prior-year period, which was mainly attributable to the Company’s ongoing cost control efforts and initiatives to streamline its operations, which resulted in a $0.3 million decrease in salary and employee benefit expenses, decreased amortization in intangible assets and automobiles which were rendered to Senmiao but have not been sub-leased, and decreased office rental and insurance charges.

Loss from Operations

Loss from operations for the fiscal second quarter ended September 30, 2023, narrowed to $1.3 million, from loss from operations of $1.6 million in the prior-year period. This was primarily due to the increased gross profit and a $0.2 million decrease in total operating expenses.

Net Loss

Net loss for the fiscal second quarter ended September 30, 2023, was $1.21 million, compared to $1.18 million in the prior-year period.

Loss per Share

Loss per diluted share for the fiscal second quarter ended September 30, 2023, was approximately $0.12 based on a weighted average number of basic and diluted common stock of 7.8 million, compared to loss per diluted share of approximately $0.15 based on a weighted average number of basic and diluted common stock of 7.0 million in the prior-year period.

Financial Position

As of September 30, 2023, Senmiao had cash and cash equivalents of $1.3 million, compared to $1.6 million as of March 31, 2023. Total stockholders’ equity was $2.5 million as of September 30, 2023, compared to $4.4 million as of March 31, 2023.

Additional information regarding Senmiao's results of operations for this quarterly period can be found in Senmiao’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, to be filed with the Securities and Exchange Commission on the date of this earnings release.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchases and financing, management, operating leases, guarantees and other automobile transaction services, as well as operates its own ride-hailing platform aimed principally at the growing online ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. Senmiao routinely provides important updates on its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements (including those relating to the operation of Senmiao’s ride-hailing platform) are subject to significant risks, uncertainties and assumptions, including those detailed from time to time in the Senmiao’s filings with the SEC, and represent Senmiao’s views only as of the date they are made and should not be relied upon as representing Senmiao’s views as of any subsequent date. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:
The Equity Group Inc.	In China
Carolyne Sohn, Vice President	Lucy Ma, Associate
+1 408-538-4577	+86 10 5661 7012
csohn@equityny.com	lma@equityny.com

Alice Zhang, Associate

+1 212-836-9610

azhang@equityny.com

© 2023 Senmiao Technology Ltd. All rights reserved.

 SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars, except for the number of shares)

	September 30,	March 31,
	2023	2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,305,199	$1,610,090
Restricted cash	1,915	—
Accounts receivable	82,288	158,435
Accounts receivable, a related party	8,018	6,312
Inventories	—	6,678
Finance lease receivables, current portion	104,989	146,114
Prepayments, other receivables and other assets, net	1,491,591	1,438,243
Prepayments to a related party	146,409	—
Due from related parties, net, current portion	2,123,301	1,488,914
Total current assets	5,263,710	4,854,786

Property and equipment, net	2,945,230	3,343,457

Other assets
Operating lease right-of-use assets, net	97,321	121,672
Operating lease right-of-use assets, net, related parties	356,636	92,916
Financing lease right-of-use assets, net	468,928	623,714
Intangible assets, net	673,509	774,324
Finance lease receivables, non-current	75,214	71,133
Due from a related party, net, non-current	2,144,893	3,640,206
Other non-current assets	633,224	716,407
Total other assets	4,449,725	6,040,372

Total assets	$12,658,665	$14,238,615

LIABILITIES, MEZZANNIE EQUITY AND EQUITY
Current liabilities
Borrowings from a financial institution, current	$105,733	$8,813
Accounts payable	357,322	183,645
Advances from customers	151,149	148,188
Accrued expenses and other liabilities	3,824,338	3,377,507
Due to a related party	1,510	8,667
Operating lease liabilities	32,822	60,878
Operating lease liabilities - related parties	293,486	143,462
Financing lease liabilities	233,489	264,052
Derivative liabilities	137,943	501,782
Current liabilities - discontinued operations	459,186	487,829
Total current liabilities	5,596,978	5,184,823

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	September 30,	March 31,
	2023	2023
	(Unaudited)
Other liabilities
Borrowings from a financial institution, non-current	140,977	—
Operating lease liabilities, non-current	59,787	83,485
Operating lease liabilities, non-current - related parties	196,121	42,247
Financing lease liabilities, non-current	247,048	388,064
Deferred tax liability	40,409	42,930
Total other liabilities	684,342	556,726

Total liabilities	6,281,320	5,741,549

Commitments and contingencies

Mezzanine Equity
Series A convertible preferred stock (par value $1,000 per share, 5,000 shares authorized; 991 and 1,641 shares issued and outstanding at September 30, 2023 and March 31, 2023, respectively)	234,364	269,386

Stockholders’ equity
Common stock (par value $0.0001 per share, 500,000,000 shares authorized; 8,068,040 and 7,743,040 shares issued and outstanding at September 30, 2023 and March 31, 2023, respectively)	806	773
Additional paid-in capital	43,390,823	43,355,834
Accumulated deficit	(39,069,079)	(37,715,294)
Accumulated other comprehensive loss	(1,778,990)	(1,247,099)
Total Senmiao Technology Limited stockholders’ equity	2,543,560	4,394,214

Non-controlling interests	3,599,421	3,833,466

Total equity	6,142,981	8,227,680

Total liabilities, mezzanine equity and equity	$12,658,665	$14,238,615

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Revenues	$1,818,552	$2,164,089	$3,899,518	$4,290,425
Revenues, a related party	8,399	77,113	22,147	292,573
Total revenues	1,826,951	2,241,202	3,921,665	4,582,998

Cost of revenues
Cost of revenues	(1,270,675)	(1,830,224)	(2,573,270)	(3,665,698)
Cost of revenues, a related party	(182,165)	(102,160)	(392,344)	(148,502)
Total cost of revenues	(1,452,840)	(1,932,384)	(2,965,614)	(3,814,200)

Gross profit	374,111	308,818	956,051	768,798

Operating expenses
Selling, general and administrative expenses	(1,102,733)	(1,527,731)	(2,346,022)	(3,447,078)
Allowance for credit losses	(553,323)	(366,293)	(680,396)	(344,436)
Impairments of inventories	—	—	—	(3,085)
Total operating expenses	(1,656,056)	(1,894,024)	(3,026,418)	(3,794,599)

Loss from operations	(1,281,945)	(1,585,206)	(2,070,367)	(3,025,801)

Other income (expense)
Other income, net	24,654	423,972	96,803	487,125
Interest expense	(2,233)	—	(2,758)	—
Interest expense on finance leases	(7,594)	(1,153)	(16,316)	(8,301)
Change in fair value of derivative liabilities	59,666	(17,417)	363,839	1,611,093
Total other income, net	74,493	405,402	441,568	2,089,917

Loss before income taxes	(1,207,452)	(1,179,804)	(1,628,799)	(935,884)

Income tax expense	—	—	—	—

Net Loss	(1,207,452)	(1,179,804)	(1,628,799)	(935,884)

Net loss attributable to non-controlling interests from operations	281,495	96,314	275,014	185,247

Net loss attributable to the Company’s stockholders	$(925,957)	$(1,083,490)	$(1,353,785)	$(750,637)

Net loss	$(1,207,452)	$(1,179,804)	$(1,628,799)	$(935,884)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Other comprehensive loss
Foreign currency translation adjustment	(37,597)	(719,920)	(490,922)	(1,505,573)

Comprehensive loss	(1,245,049)	(1,899,724)	(2,119,721)	(2,441,457)

less: Total comprehensive income (loss) attributable to noncontrolling interests	(283,338)	7,057	(234,045)	(83,691)

Total comprehensive loss attributable to stockholders	$(961,711)	$(1,906,781)	$(1,885,676)	$(2,357,766)

Weighted average number of common stock
Basic and diluted	7,791,138	7,048,187	7,966,674	6,678,749

Net loss per share - basic and diluted	$(0.12)	$(0.15)	$(0.17)	$(0.11)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars, except for the number of shares)

	For the Six Months Ended September 30,
	2023	2022
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(1,628,799)	$(935,884)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	458,567	606,482
Amortization of right-of-use assets	214,120	417,836
Amortization of intangible assets	87,321	93,724
Allowance for credit losses	680,396	344,436
Impairments of inventories	—	3,085
Gain on disposal of equipment	(27,125)	(350,967)
Change in fair value of derivative liabilities	(363,839)	(1,611,093)
Change in operating assets and liabilities
Accounts receivable	10,307	179,126
Accounts receivable, a related party	(2,125)	(24,624)
Inventories	64,539	324,140
Finance lease receivables	97,917	134,091
Prepayments, other receivables and other assets	(137,549)	766,235
Prepayments, a related party	(149,845)	—
Accounts payable	188,790	(9,860)
Advances from customers	11,936	43,328
Accrued expenses and other liabilities	656,688	557,047
Operating lease liabilities	(44,293)	(19,052)
Operating lease liabilities - related parties	(28,877)	(5,845)
Net Cash Provided by Operating Activities	88,129	512,205

Cash Flows from Investing Activities:
Purchases of property and equipment	(357,909)	(1,900)
Cash received from disposal of property and equipment	81,251	443,054
Purchases of intangible assets	—	(26,893)
Net Cash Provided by (Used in) Investing Activities	(276,658)	414,261

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	For the Six Months Ended September 30,
	2023	2022
	(Unaudited)	(Unaudited)
Cash Flows from Financing Activities:
Borrowings from a financial institution, short-term	99,724	—
Borrowings from a financial institution, long-term	144,286	—
Borrowings from related parties and affiliates	—	387,152
Repayments to related parties and affiliates	(122,824)	—
Loan to related parties	(7,696)	—
Repayments of current borrowings from a financial institution	—	(91,389)
Principal payments of finance lease liabilities	(136,416)	(263,688)
Net Cash Provided by (Used in) Financing Activities	(22,926)	32,075

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(91,521)	(178,230)

Net increase (decrease) in cash, cash equivalents and restricted cash	(302,976)	780,311
Cash, cash equivalents and restricted cash, beginning of the period	1,610,090	1,185,221
Cash, cash equivalents and restricted cash, end of the period	1,307,144	1,965,532

Supplemental Cash Flow Information
Cash paid for interest expense	$2,758	$—

Non-cash Transaction in Investing and Financing Activities
Recognition of right-of-use assets and lease liabilities	$—	$170,025
Recognition of right-of-use assets and lease liabilities, related parties	$351,067	$64,649